As filed with the Securities and Exchange Commission on June 21, 1995

                                          Registration No. 33-_____

                 SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

                              FORM S-8

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        THE SOUTHERN COMPANY
       (Exact name of registrant as specified in its charter)

          Delaware                              58-0690070
(State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)               Identification No.)
                      64 Perimeter Center East
                       Atlanta, Georgia 30346
              (Address of principal executive offices)

                    OUTSIDE DIRECTORS STOCK PLAN
              FOR SUBSIDIARIES OF THE SOUTHERN COMPANY
                      (Full title of the plan)

                     Tommy Chisholm, Secretary
                        The Southern Company
                      64 Perimeter Center East
                      Atlanta, Georgia  30346
              (Name and address of agent for service)
                           (404) 393-0650
              (Telephone number, including area code,
                       of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

            W. L. Westbrook                John D. McLanahan, Esq.
       Financial Vice President               Troutman Sanders
         The Southern Company              5200 NationsBank Plaza
       64 Perimeter Center East          600 Peachtree Street, N.E.
        Atlanta, Georgia 30346          Atlanta, Georgia  30308-2216

                  CALCULATION OF REGISTRATION FEE

 Title of    Amount       Proposed     Proposed     Amount of
 securities  to be        maximum      maximum      registration
 to be       registered   offering     aggregate    fee
 registered               price        offering
                          per share*   price *
- -----------------------------------------------------------------
 Common
 Stock, par
 value       1,000,000    $22.375      $22,375,000  $7,716
 $5 per      shares
 share
- ------------------------------------------------------------------
_____________________
* Pursuant to Rule 457(h)(1), these figures are based upon the average of the high and low prices of the Common Stock on June 14, 1995, as reported in the New York Stock Exchange consolidated reporting system, and are used solely for the purpose of calculating the registration fee.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The documents listed below are incorporated by reference in this registration statement; and all documents subsequently filed by The Southern Company ("SOUTHERN" or the "registrant") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

     (a) The registrant's Annual Report on Form 10-K for the year ended December 31, 1994.

     (b)  (1) The registrant's Current Reports on Form 8-K dated
     January 25, 1995 and February 15, 1995.
          (2) The registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

     (c) The description of the registrant's common stock contained in registration no. 33-51433 filed under the Securities Act of 1933.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     None.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to produce a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, the Section states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     The Bylaws of SOUTHERN provide in substance that no present or future director or officer of SOUTHERN shall be liable for any act, omission, step or conduct taken or had in good faith which is required, authorized or approved by order issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any state statute regulating SOUTHERN or its subsidiaries by reason of their being public utility companies or public utility holding companies, or any amendment to any thereof. In the event that such provisions are found by a court not to constitute a valid defense, each such director and officer shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or imposed on him, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in such Bylaws described.

     The Bylaws of SOUTHERN also provide in pertinent part as follows:

     Each person who is or was a director or officer of the Corporation and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation as a matter of right against any and all expenses (including attorneys' fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.

     Expenses (including attorneys' fees) incurred by a director or officer of the Corporation with respect to the defense of any such claim, action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such claim, action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation under this Section or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the Corporation.

     The Corporation may purchase and maintain insurance at the expense of the Corporation on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director (or the equivalent), officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense (including attorneys' fees) asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability or expense under this Section or otherwise.

     The foregoing rights shall not be exclusive of any other rights to which any such director or officer may otherwise be entitled and shall be available whether or not the director or officer continues to be a director or officer at the time of incurring any such expenses and liabilities.

     SOUTHERN has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     Exhibit
     Number

     4(a) - Composite Certificate of Incorporation of SOUTHERN reflecting all amendments to date (Designated in Registration No. 33-3546 as Exhibit 4(a), in Certificate of Notification, File No. 70-7341, as Exhibit A and in Certificate of Notification, File No. 70-8181, as Exhibit A.)

     4(b) - Bylaws of SOUTHERN as amended effective October 21, 1991 and presently in effect. (Designated in Form
               U-1, File No. 70-8181, as Exhibit A-2.)

     4(c) -    Outside Directors Stock Plan for Subsidiaries of The
               Southern Company.

     5    -    Opinion of Troutman Sanders, counsel to SOUTHERN.

     23(a)-    The consent of Troutman Sanders is contained in
               Exhibit 5.

     23(b)-    Consent of Arthur Andersen LLP

     24   -    Power of Attorney and resolution.

     Exhibits listed above which have heretofore been filed with the Securities and Exchange Commission and which were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

Item 9.   Undertakings.

     (a) Rule 415 offerings. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section
                    10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or
                    events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings incorporating subsequent Exchange Act documents by reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 21, 1995.

                         THE SOUTHERN COMPANY

                         By:  A. W. Dahlberg
                              Chairman of the Board, President and
                              Chief Executive Officer


                         By:  Wayne Boston
                              Wayne Boston
                              Attorney-in-Fact


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE           TITLE                                   DATE


A. W. Dahlberg      Director, Chairman of the Board,
                    President and Chief Executive
                    Officer (Principal Executive Officer)


W. L. Westbrook     Financial Vice President (Principal
                    Financial and Accounting Officer)


A. D. Correll           )
Paul J. DeNicola        )
Jack Edwards            )
H. Allen Franklin       )
Bruce S. Gordon         )    Directors
L. G. Hardman III       )
Elmer B. Harris         )
William J. Rushton, III )
Herbert Stockham        )

By:  Wayne Boston                                 June 21, 1995
     Wayne Boston
     Attorney-in-Fact